Exhibit 99.1

Great Elm Capital Corp. Announces

FOURTH Quarter AND Full year 2023 Financial Results

Company to Host Conference Call and Webcast at 8:30 AM ET Today

PALM BEACH GARDENS, Florida., February 29, 2024 – Great Elm Capital Corp. (“we,” “our,” the “Company” or “GECC,”) (NASDAQ: GECC), a business development company, today announced its financial results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter and Other Recent Highlights:

▪
In February 2024, the Company raised $24 million of equity at Net Asset Value from a special purchase vehicle (“SPV”), supported by a $6 million investment by Great Elm Group (“GEG”) into the SPV.
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Net investment income (“NII”) for the quarter ended December 31, 2023 was $3.3 million, or $0.43 per share, as compared to $3.1 million, or $0.40 per share, for the quarter ended September 30, 2023.
▪
Fourth consecutive quarter of NII more than covering the base dividend.
▪
Full Year 2023 NII of $12.5 million, or $1.65 per share, exceeded $1.50 per share of total declared dividends in 2023.
▪
Net assets increased to $98.7 million, or $12.99 per share, on December 31, 2023, as compared to $97.9 million, or $12.88 per share, on September 30, 2023.
▪
GECC’s asset coverage ratio improved to 169.0% as of December 31, 2023, as compared to 168.4% as of September 30, 2023, and 154.4% as of December 31, 2022.
▪
Amended existing $25 million revolving line of credit (the “Revolver”), extending the maturity to May 2027.
▪
In addition, the rate in effect for any future Company borrowings was reduced by 50 basis points to SOFR plus 300 bps.
▪
Paid $0.10 per common share special distribution in January 2024, attributable to the Company’s strong performance throughout 2023.
▪
The Board of Directors approved a quarterly dividend of $0.35 per share for the first quarter of 2024, equating to a 13.1% annualized yield on the Company’s closing market price on February 28, 2024 of $10.66.

Management Commentary

“We capped 2023 with another quarter of strong NII that exceeded our quarterly dividend, and finished with the highest cash income year in the Company’s history. Our NAV also continued to grow as we harvested lower-yielding investments and reinvested the capital into higher-yielding, higher-quality investments,” said Matt Kaplan, GECC’s Chief Executive Officer. “Additionally, 2024 is off to a great start as we recently raised $24 million of equity at net asset value from a special purchase vehicle, further enhancing alignment between the Company’s investment manager and shareholders. This transaction is validation of our successful transformation and significant progress over the last two years, enabling us to further advance our growth strategy and execute on our robust investment pipeline.”

Financial Highlights – Per Share Data

	Q4/2022	Q1/2023	Q2/2023	Q3/2023	Q4/2023
Earnings Per Share (“EPS”)	($0.96)	$1.07	$0.68	$1.02	$0.55
Net Investment Income (“NII”) Per Share	$0.30	$0.37	$0.44	$0.40	$0.43
Pre-Incentive Net Investment Income Per Share	$0.37	$0.47	$0.56	$0.50	$0.54
Net Realized and Unrealized Gains / (Losses) Per Share	($1.26)	$0.70	$0.24	$0.62	$0.12
Net Asset Value Per Share at Period End	$11.16	$11.88	$12.21	$12.88	$12.99
Distributions Paid / Declared Per Share	$0.45	$0.35	$0.35	$0.35	$0.45

Portfolio and Investment Activity

As of December 31, 2023, GECC held total investments of $230.6 million at fair value, as follows:

•
35 debt investments in corporate credit, totaling approximately $164.5 million and representing 71.3% of the fair market value of the Company’s total investments. Secured debt investments comprised a substantial majority of the fair market value of the Company’s debt investments.
•
2 debt investments in specialty finance, totaling approximately $34.7 million and representing 15.1% of the fair market value of the Company’s total investments.
•
1 equity investment in a specialty finance company, totaling approximately $17.5 million, representing 7.6% of the fair market value of the Company’s total investments.
•
2 dividend paying equity investments, totaling approximately $6.8 million, representing 2.9% of the fair market value of the Company’s total investments.
•
Other equity investments, totaling approximately $7.1 million, representing 3.1% of the fair market value of the Company’s total investments.

As of December 31, 2023, the weighted average current yield on the Company’s debt portfolio was 13.8%. Floating rate instruments comprised approximately 67% of the fair market value of debt investments (compared to 63% as of September 30, 2023) and the Company’s fixed rate debt investments had a weighted average maturity of 2.4 years.

During the quarter ended December 31, 2023, we deployed approximately $29.9 million into 15 investments(1) at a weighted average current yield of 14.0%.

During the quarter ended December 31, 2023, we monetized, in part or in full, 32 investments for approximately $36.2 million(2), at a weighted average current yield of 11.0%. Monetizations include $14.8 million of mandatory debt paydowns and redemptions at a weighted average current yield of 12.5%. Sales aggregated to $21.4 million at a weighted average current yield of 9.6%.

Financial Review

Total investment income for the quarter ended December 31, 2023 was $9.2 million, or $1.21 per share. Net expenses for the quarter ended December 31, 2023 were approximately $5.7 million, or $0.74 per share.

Net realized and unrealized gains for the quarter ended December 31, 2023 were approximately $0.9 million, or $0.12 per share.

Liquidity and Capital Resources

As of December 31, 2023, cash and money market securities totaled approximately $11.8 million, and availability on the Company’s undrawn revolving line of credit remained at $25.0 million.

As of December 31, 2023, total debt outstanding (par value) was $143.1 million, comprised of 6.75% senior notes due January 2025 (NASDAQ: GECCM), 5.875% senior notes due June 2026 (NASDAQ: GECCO), and 8.75% senior notes due September 2028 (NASDAQ: GECCZ).

Distributions

The Company’s Board of Directors has approved a quarterly cash distribution of $0.35 per share for the quarter ending March 31, 2024. The first quarter distribution will be payable on March 29, 2024 to stockholders of record as of March 15, 2024.

The distribution equates to a 13.1% annualized dividend yield on the Company’s closing market price on February 28, 2024 of $10.66 and a 10.8% annualized dividend yield on the Company’s December 31, 2023 NAV of $12.99 per share.

Conference Call and Webcast

GECC will discuss these results in a conference call today at 8:30 a.m. ET.

Conference Call Details

Date/Time: Thursday, February 29, 2024 – 8:30 a.m. ET

Participant Dial-In Numbers:

(United States): 877-407-0789

(International): 201-689-8562

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode “GECC”. An accompanying slide presentation will be available in pdf format via the “Investor Relations” section of Great Elm Capital Corp.’s website here after the issuance of the earnings release.

Webcast

The call and presentation will also be simultaneously webcast over the internet via the “News & Events” section of GECC’s website or by clicking on the conference call link here.

About Great Elm Capital Corp.

GECC is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, rising interest rates, inflationary pressure, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

(2) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

Dollar amounts in thousands (except per share amounts)

	December 31, 2023	December 31, 2022
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $179,626 and $183,061, respectively)	$183,335	$171,743
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $10,807 and $76,140, respectively)	10,807	76,127
Affiliated investments, at fair value (amortized cost of $13,423 and $13,433, respectively)	1,067	1,304
Controlled investments, at fair value (amortized cost of $46,300 and $54,684, respectively)	46,210	51,910
Total investments	241,419	301,084

Cash and cash equivalents	953	587
Receivable for investments sold	840	396
Interest receivable	2,105	3,090
Dividends receivable	1,001	1,440
Due from portfolio company	37	1
Deferred financing costs	335	226
Prepaid expenses and other assets	135	3,288
Total assets	$246,825	$310,112

Liabilities
Notes payable (including unamortized discount of $2,896 and $2,781, respectively)	$140,214	$143,152
Revolving credit facility	-	10,000
Payable for investments purchased	3,327	70,022
Interest payable	32	42
Accrued incentive fees payable	1,431	565
Distributions payable	760	-
Due to affiliates	1,195	1,042
Accrued expenses and other liabilities	1,127	480
Total liabilities	$148,086	$225,303

Commitments and contingencies	$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 7,601,958 shares issued and outstanding and 7,601,958 shares issued and outstanding, respectively)	$76	$76
Additional paid-in capital	283,795	284,107
Accumulated losses	(185,132)	(199,374)
Total net assets	$98,739	$84,809
Total liabilities and net assets	$246,825	$310,112
Net asset value per share	$12.99	$11.16

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

Dollar amounts in thousands (except per share amounts)

		For the Year Ended December 31,
		2023	2022	2021
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments		$23,582	$15,325	$13,100
Non-affiliated, non-controlled investments (PIK)		2,281	1,220	387
Affiliated investments		128	97	910
Affiliated investments (PIK)		-	58	4,874
Controlled investments		2,677	1,984	646
Controlled investments (PIK)		233	-	-
Total interest income		28,901	18,684	19,917
Dividend income from:
Non-affiliated, non-controlled investments		1,147	1,815	1,713
Controlled investments		2,331	2,539	2,634
Total dividend income		3,478	4,354	4,347
Other commitment fees from non-affiliated, non-controlled investments		3,075	1,155	-
Other income from:
Non-affiliated, non-controlled investments		264	236	683
Non-affiliated, non-controlled investments (PIK)		107	-	-
Affiliated investments (PIK)		-	-	282
Controlled investments		-	-	25
Total other income		371	236	990
Total investment income		$35,825	$24,429	$25,254

Expenses:
Management fees		$3,539	$3,205	$3,182
Incentive fees		3,132	565	(4,323)
Administration fees		1,522	938	673
Custody fees		81	53	54
Directors’ fees		205	215	233
Professional services		1,772	1,967	1,937
Interest expense		11,742	10,690	10,428
Other expenses		1,003	937	737
Total expenses		$22,996	$18,570	$12,921
Incentive fee waiver		-	(4,854)	-
Net expenses		$22,996	$13,716	$12,921
Net investment income before taxes		$12,829	$10,713	$12,333
Excise tax		$287	$252	$48
Net investment income		$12,542	$10,461	$12,285

Net realized and unrealized gains (losses):
Net realized gain (loss) on investment transactions from:
Non-affiliated, non-controlled investments		$(1,246)	$(15,262)	$(5,770)
Affiliated investments		-	(110,784)	(4,162)
Controlled investments		(3,461)	-	293
Total net realized gain (loss)		(4,707)	(126,046)	(9,639)
Net change in unrealized appreciation (depreciation) on investment transactions from:
Non-affiliated, non-controlled investments		15,040	267	19,019
Affiliated investments		(226)	106,945	(33,763)
Controlled investments		2,684	(7,210)	1,823
Total net change in unrealized appreciation (depreciation)		17,498	100,002	(12,921)
Net realized and unrealized gains (losses)		$12,791	$(26,044)	$(22,560)
Net increase (decrease) in net assets resulting from operations		$25,333	$(15,583)	$(10,275)

Net investment income per share (basic and diluted):	(1)	$1.65	$1.67	$3.02
Earnings per share (basic and diluted):	(1)	$3.33	$(2.49)	$(2.52)
Weighted average shares outstanding (basic and diluted):	(1)	7,601,958	6,251,391	4,073,454

(1)
Weighted average shares outstanding and per share amounts have been adjusted for the periods shown to reflect the six-for-one reverse stock split effected on February 28, 2022 on a retroactive basis.